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UNITED STATES	OMB Number: 3235-0060
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2024

DSG GLOBAL INC.

(Exact name of registrant as specified in its charter)

nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 - 15272 Croydon Drive, Surrey, British Columbia, Canada	V3Z 0Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	604-762-2825

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02 Departure of Directors or Certain Officers.

Effective February 7, 2024, James Singerling, Michael Leemhuis, Carol Cookerly, and Stephen Johnston resigned as directors of DSG Global Inc. (the “Company”). Messrs. Leemhuis, Singerling, and Johnston were members of the Company’s Audit Committee, and all of the resigning directors were members of the Company’s Governance and Nominating Committee and Compensation Committee. None of the resignations resulted from any dispute among the resigning directors and the Company regarding its policies, practices, or otherwise. Robert (Bob) Silzer remains the sole director and Chief Executive Officer of the Company.

Concurrently with their resignations, each Mr. Singerling, Mr. Leemhuis, Ms. Cookerly, and Mr. Johnston, have been appointed to the newly created Board of Advisors of the Company, where they will continue to advise the Company in a non-director capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DSG GLOBAL INC.

Date: February 15, 2024	By:	/s/ Robert Silzer
Robert Silzer
Chief Executive Officer and Director